EXHIBIT 2.5

                               January 30, 1997

TransAmerican Waste Industries, Inc.
314 North Post Oak Lane
Houston, Texas 77024
Attn:  J. David Green

      RE: FOURTH AMENDMENT ("FOURTH AMENDMENT") TO PURCHASE AND SALE AGREEMENT EXECUTED DECEMBER 3, 1996 BY AND AMONG TRANSAMERICAN WASTE INDUSTRIES, INC., A DELAWARE CORPORATION ("BUYER"), AND SANIFILL, INC., A DELAWARE CORPORATION ("SANIFILL"), SANIFILL OF TEXAS HAULING, INC., A TEXAS CORPORATION ("HAULING"), SUNRAY SERVICES, INC., A DELAWARE CORPORATION ("SUNRAY"), S&J LANDFILL LIMITED PARTNERSHIP, A LIMITED PARTNERSHIP FORMED UNDER TEXAS LAW ("S&J LANDFILL") AND BRAZORIA COUNTY RECYCLING CENTER, INC., A TEXAS CORPORATION ("BRAZORIA RECYCLING"), (SANIFILL, HAULING, SUNRAY, S&J LANDFILL AND BRAZORIA RECYCLING ARE COLLECTIVELY REFERRED TO HEREIN AS "SELLERS"), AS AMENDED BY A FIRST AMENDMENT DATED DECEMBER 4, 1996, A SECOND AMENDMENT DATED DECEMBER 12, 1996 AND A THIRD AMENDMENT DATED DECEMBER 31, 1996 (THE "THIRD AMENDMENT") (SUCH PURCHASE AGREEMENT, AS AMENDED TO DATE, REFERRED TO HEREIN AS THE "PURCHASE AGREEMENT")

Dear Mr. Green:

      As we have discussed and in connection with the closing of the Purchase Agreement, Sellers and Buyer agree that the Purchase Agreement, and the prior amendments thereto, shall be further modified and amended as set forth herein:

      1. The last two pages of SCHEDULE 1.1(C), purporting to be a metes and bounds description of 9.250 acres of land constituting the real property at the Tanner Road Facility, is hereby deleted and the pages marked SCHEDULE 1.1(C) attached hereto are inserted in lieu thereof for all purposes.

      2. The first clause of SECTION 2.5(A), "Post-Closing Adjustment; Calculation of Net Working Capital on the Closing Date", of the Purchase Agreement is hereby deleted and the following clause is inserted in lieu thereof for all purposes:

            "On or before March 31, 1997,"

      3. The dates set forth in the first sentence of SECTION 9.2(C), "Buyer's Covenants; Filing of Registration Statement", shall be amended such that

            (a) March 30, 1997, the date for filing the Form S-3 registration statement, shall be deleted and "within four months of the Closing (as defined in the Registration Rights Agreement (as defined below))", the date for filing the registration statement set forth in the Registration Rights Agreement dated January 31, 1997 between Buyer, Sanders Morris Mundy Inc., a Texas
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TransAmerican Waste Industries, Inc.
January 30, 1997
Page

      corporation, and the persons set forth on Exhibit A to such agreement (the "Registration Rights Agreement"), shall be inserted in lieu thereof for all purposes; and

            (b) June 30, 1997, the date for causing the registration statement to become effective, shall be deleted and "in no event later that seven months after the Closing (as defined in the Registration Rights Agreement)", the date for causing the registration statement to become effective as set forth in the Registration Rights Agreement, shall be inserted in lieu thereof for all purposes.

      4. The following additional sentence shall be added to the end of SECTION 9.2(C), "Buyer's Covenants; Filing of Registration Statement" of the Purchase
Agreement:

      "Sellers' registration rights hereunder shall be not less favorable to Sellers than the registration rights granted to Sanders Morris Mundy Inc., a Texas corporation, and the persons on Exhibit A to the Registration Rights Agreement dated January 31, 1997 between Buyer, Sanders Morris Mundy Inc., a Texas corporation, and the persons set forth on Exhibit A to such agreement (the "REGISTRATION RIGHTS AGREEMENT")."

      5. The last four words of the first sentence of SECTION 11.11, "Allocation of Purchase Price", of the Purchase Agreement is hereby deleted and the following words are inserted in lieu thereof for all purposes:

            "on or before March 31, 1997."

      6. The following additional Sections 11.16 and 11.17 shall be added after
SECTION 11.15, "DTPA Waiver", of the Purchase Agreement:

      " SECTION 11.16 ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, provided that any assignment will not release the assignor from its obligations or liabilities hereunder without the consent of the other parties hereto. Notwithstanding the foregoing, Buyer may at any time collaterally assign its rights hereunder to any person providing financing to Buyer; PROVIDED, HOWEVER, that no such assignment shall impair any rights of Sellers hereunder or any defenses of Sellers in connection with this Agreement and the transactions contemplated hereby, and PROVIDED FURTHER, that any such person who, by foreclosure or otherwise, succeeds to the rights of Buyer hereunder shall likewise be subject to all obligations of Buyer hereunder.

            SECTION 11.17 EFFECTIVE DATE OF CLOSING. Regardless of whether all or any part of the documents executed and delivered at the Closing are executed and delivered on an earlier date, and regardless of whether the funding of Buyers' payment of the Cash Payment is effective on January 30, 1997 or January 31, 1997, the Closing shall be effective for all purposes as of the close of business on January 31, 1997."

      7. In connection with the acquisition of the expansion tract constituting real property that will be added to the Landfill in the event to the Permit Application is granted, Sunray agrees to contribute up to $11,000 in premiums to acquire a title insurance policy insuring title in such expansion tract in TransAmerican Waste of Houston, Inc. up to a face amount of such policy of $1,750,000.

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TransAmerican Waste Industries, Inc.
January 30, 1997
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      Capitalized terms used in this letter agreement that are not otherwise defined herein shall have the meaning set forth in respect thereof in the Purchase Agreement. Except as specifically amended hereby, the Purchase Agreement, as amended through the Third Amendment thereof, and the terms of the Third Amendment and each prior amendment of the Purchase Agreement, shall remain in full force and effect.

                  [Balance of page intentionally left blank.]

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TransAmerican Waste Industries, Inc.
January 30, 1997
Page

      If the foregoing correctly sets forth the terms of our agreement, please execute this letter agreement in the space provided below.

                  SELLERS:
                              SANIFILL, INC.

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

                              SANIFILL OF TEXAS HAULING, INC.

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

                              SUNRAY SERVICES, INC.

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

                              S & J LANDFILL LIMITED PARTNERSHIP
                              by Sanifill of Texas, Inc., its general partner

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

                              BRAZORIA COUNTY RECYCLING CENTER, INC.

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

Amendments set forth in above letter accepted and agreed to as of the date first set forth above:

BUYER:

TRANSAMERICAN WASTE
INDUSTRIES, INC.

By: /s/ J. DAVID GREEN
    J. David Green
    Senior Vice President

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